ASSIGNMENT OF ALL EMPLOYMENT AND CONSULTING AGREEMENTS and TRANSFER AND ASSUMPTION OF ALL LIABILITIES ASSOCIATED THEREWITH

FOR VALUE RECEIVED, Webstar Technology Group, Inc., (Webstar), hereby assigns all employment and consulting agreements listed below to James Owens, (Owens) effective December 31, 2019. Additionally, Webstar hereby transfers all liabilities associated with the below listed employment and consulting agreements to Owens, without recourse, effective December 31, 2019.

FOR VALUE RECEIVED, Owens hereby accepts the assignment of the employment and consulting agreements and, additionally, hereby assumes all the Webstar accrued liabilities for salaries, payroll taxes, and consulting fees, without recourse, as of December 31, 2019 and effective December 31, 2019. A listing of the agreements and liabilities is found below.

Employment Agreements
Joseph Stingone
Eugene Fedele
David Herzfeld

Consulting Agreements
Blue Water Acquisitions
iTV Partners
James Owens

Liabilities

Accrued salaries	$ 1,915,694.44
Accrued payroll taxes	$ 144,430.23
Accrued consulting fees	$ 725,750.00

Webstar and Owens further agree that the assumption of these liabilities will be treated as a contribution of capital from Owens to Webstar Technology Group, Inc. and recorded in Additional Paid-in-Capital as of December 31, 2019.

Agreed to this 21st day of February, 2020 at Jacksonville, Florida.

By:

James Owens

Don D. Roberts, CEO
Webstar Technology Group, Inc.